EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-106407 and 333-116607) on Form S-8 of I/OMagic Corporation of our reports dated February 24, 2006, except for Notes 2, 3 and 4, as to which the date is July 9, 2007, relating to our audit of the restated consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of I/OMagic Corporation for the year ended December 31, 2006.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 9, 2007